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                                              Zenith National Insurance Corp.
                                              21255 Califa Street
                                              Woodland Hills, CA 91367-5021
                                              Reply to: P.O. Box 9055
                                              Van Nuys, CA 91409-9055
                                              Telephone 818/713-1000


    PRESS RELEASE                                          [LOGO]
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    FREDRICKA TAUBITZ                  BUSINESS & FINANCIAL EDITORS
    EXECUTIVE VICE PRESIDENT
    & CHIEF FINANCIAL OFFICER

FOR IMMEDIATE RELEASE

          ZENITH NATIONAL ACQUIRES WORKERS' COMPENSATION BUSINESS OF RISCORP

WOODLAND HILLS, CALIFORNIA, June 17, 1997 - ZENITH NATIONAL INSURANCE CORP.
(ZNT) announced today that its wholly-owned subsidiary, Zenith Insurance Company (Zenith) has entered into an agreement with RISCORP Inc. (NASDAQ:RISCE) to purchase all of the assets of RISCORP related to its workers' compensation business, including RISCORP's existing in-force insurance business as well as the right to all new and renewal policies. Zenith will also purchase RISCORP's "First Call" managed care workers' compensation system. After the transaction closes, RISCORP will no longer engage in the workers' compensation or managed care businesses.

Zenith will assume certain liabilities related to RISCORP's insurance businesses in connection with the transaction. The purchase price paid by Zenith to RISCORP will be the difference between the book value of the assets purchased and the book value of the liabilities assumed by Zenith on the closing date, subject to a minimum purchase price of $35 million. The purchase price will be payable in cash.

Zenith will finance the purchase with bank financing and internal funds.

Zenith and RISCORP have also entered into an agreement under which all new and renewal RISCORP policies issued after today will be reinsured by Zenith, an A.M. Best Company A+ (Superior) rated carrier, until Zenith assumes such policies at the closing.

Zenith will not be purchasing the stock of RISCORP or its affiliates or assuming the corporate liabilities of these companies, including liabilities related to any present or future litigation against those companies.


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The closing of the purchase is subject to the review and approval by appropriate state and federal regulatory agencies and by RISCORP's shareholders. The agreement has been approved by the Boards of Directors of Zenith National Insurance Corp., Zenith, and RISCORP.

Chairman and President of Zenith National Insurance Corp., Stanley Zax, said, "We believe that this strategic acquisition will add profitable workers' compensation business, additional geographic diversification and state of the art managed care capability to our operation. The transaction has been designed to add financial strength to RISCORP policyholders immediately."

Zenith is a workers' compensation specialist with 1996 premiums written of about $200 million. Zenith currently has operations in twenty-six states, primarily California, Florida and Texas. During the past five years, Zenith's managed care initiatives, return to work strategies, safety and health programs, fraud investigation and litigation efforts resulted in the lowest loss ratios of the top 50 writers of workers' compensation insurance in the United States.

The above release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate", and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Zenith National Insurance Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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